UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2014

The J. M. Smucker Company

(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-05111	34-0538550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Strawberry Lane Orrville, Ohio	44667-0280
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2014, The J. M. Smucker Company (the “Company”) entered into a commercial paper program (the “CP Program”) pursuant to which the Company may issue short-term, unsecured commercial paper notes (the “Notes”) pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Under the CP Program, the Company may issue Notes from time to time in an aggregate amount not to exceed $1.0 billion outstanding at any time. The Notes will have maturities of up to 270 days from date of issue, and will not be subject to voluntary prepayment by the Company or redemption prior to maturity. The Notes will rank at least pari passu with all of the Company’s other unsecured and unsubordinated indebtedness. The net proceeds of issuances of the Notes are expected to be used for general corporate purposes. The Company plans to use its revolving credit facility as a liquidity backstop for its borrowings under the CP Program. No Notes are currently outstanding under the CP Program.

U.S. Bank National Association will act as issuing and paying agent under the CP Program. Each of the commercial paper dealers will act as a dealer under the CP Program (each, a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of a commercial paper dealer agreement entered into between the Company and each Dealer (each, a “Dealer Agreement”). Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions.

From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which they have received or will receive customary fees and expenses.

The Notes will not be registered under the Securities Act or state securities laws, and may only be offered and sold in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This announcement is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or an exemption therefrom.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information related to the CP Program described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

By:	/s/ Mark R. Belgya
Mark R. Belgya
Senior Vice President and Chief Financial Officer

Date: August 7, 2014